CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-101933 on Form N-4 of our report dated April 21, 2021 relating to the financial statements of the individual Sub-accounts which comprise Talcott Resolution Life and Annuity Insurance Company Separate Account Seven. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 29, 2021

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-101933 on Form N-4 of our report dated April 8, 2021 relating to the statutory-basis financial statements of Talcott Resolution Life and Annuity Insurance Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Hartford, Connecticut
April 29, 2021